Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares, Inc. of our report dated December 22, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appears in iShares, Inc.’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 20, 2026

Appendix A

iShares, Inc.

1.	iShares International High Yield Bond ETF*
2.	iShares J.P. Morgan EM Corporate Bond ETF
3.	iShares J.P. Morgan EM High Yield Bond ETF
4.	iShares J.P. Morgan EM Local Currency Bond ETF
5.	iShares US & Intl High Yield Corp Bond ETF

*	Effective November 3, 2025, fund name changed to iShares Euro High Yield Corporate Bond USD Hedged ETF